   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996

                                                        REGISTRATION NO.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         FIRST CHICAGO NBD CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                38-1984850
          (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

           ONE FIRST NATIONAL PLAZA                       60670
              CHICAGO, ILLINOIS                         (ZIP CODE)
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         FIRST CHICAGO NBD CORPORATION
                         SAVINGS AND INVESTMENT PLAN
                           (FULL TITLE OF THE PLAN)

                              SHERMAN I. GOLDBERG
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS  60670
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                (312) 732-3551
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            LAURENCE GOLDMAN, ESQ.
                         FIRST CHICAGO NBD CORPORATION
                           ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60670


                        CALCULATION OF REGISTRATION FEE

 -------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED             PROPOSED
                                                                MAXIMUM              MAXIMUM
 TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE      OFFERING PRICE         AGGREGATE            AMOUNT OF
                                          REGISTERED (1)     PER SHARE (2)      OFFERING PRICE (2)   REGISTRATION FEE (2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $1 par value............  3,000,000  shares       $53.50          $160,500,000.00           $48,637

Interests in the Savings and
 Investment Plan......................         (3)                  --                       --                --
------------------------------------------------------------------------------------------------------------------------

(1) Shares included in First Chicago NBD Corporation's Savings and Investment Plan (the "Plan") and interests in such Plan were previously registered pursuant to a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (No. 33-62713). In addition, shares of First Chicago Corporation, a predecessor to the Registrant, and interests in the Plan were previously registered by First Chicago Corporation on two prior Registration Statements (Nos. 33-26788 and 33-51713). Further, shares and interests in the NBD Bancorp, Inc. Employees' Savings and Investment Plan (the "NBD Plan") were previously registered by the Registrant on Registration Statement (No. 33-17494). It is anticipated that the NBD Plan will merge into the Plan as of January 1, 1997.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange Composite Transactions Tape for November 13, 1996.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

General Instruction E.   The Registrant is the surviving corporation of the
merger (the "Merger"), effective December 1, 1995, of First Chicago Corporation ("FCC") with and into NBD Bancorp, Inc. ("NBD"). At the time of the Merger, NBD was renamed First Chicago NBD Corporation ("FCN"). The First Chicago NBD Corporation Savings and Investment Plan (the "Plan") will be the amended and restated First Chicago Corporation Savings Incentive Plan (the "FCC Plan"). The FCC Plan and the NBD Bancorp, Inc. Employees' Savings and Investment Plan (the "NBD Plan"), each a 401(k) plan, have both continued to be offered to employees of the Registrant since the Merger. Effective January 1, 1997, the FCC Plan will be amended and restated as the Plan, and the NBD Plan will merge into the Plan.

    The contents of the previously filed Registration Statements on Form S-8 relating to either the FCC Plan or the NBD Plan (Nos. 33-26788, 33-51713, 33-62713 and 33-17494) are incorporated herein by reference.

     PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by FCN (File No. 1-7127) with the Commission are incorporated by reference in the Registration Statement:

          (a) FCN's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) FCN's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

          (c) FCN's Current Reports on Form 8-K dated January 16, 1996, January 26, 1996, April 15, 1996, June 7, 1996, June 27, 1996, July 15,
               1996 and October 15, 1996;

          (d) The description of FCN Common Stock set forth in a registration statement of NBD, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed with the Commission for the purpose of updating such description; and

          (e) First Chicago Corporation Savings Incentive Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

All documents filed by FCN or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.   Description of Securities.
          -------------------------

     This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The validity of the shares of Common Stock of FCN offered hereby has been passed upon for FCN by Sherman I. Goldberg. Mr. Goldberg is Executive Vice President, General Counsel and Secretary of FCN and is also a stockholder of FCN and a holder of options to purchase shares of FCN. At September 30, 1996, Mr. Goldberg was the record and beneficial owner of approximately 189,122 shares of FCN Common Stock and held options to purchase 221,083 shares of FCN Common Stock.

     The consolidated financial statements of FCN included in the Form 10-K for the year ended December 31, 1995, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The financial statements incorporated by reference in the Annual Report on Form 11-K of the Plan for the year ended December 31, 1995, have been audited by Washington, Pittman & McKeever, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm in accounting and auditing in giving said report.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Article Eighth of FCN's Restated Certificate of Incorporation, as amended (the "FCN Certificate"), provides for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by FCN for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of FCN, or of any corporation or organization which the person served in any capacity at the request of FCN, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of FCN and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, however, that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to FCN unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity.

     The directors and officers of FCN are covered by an insurance policy, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     The Plan provides that, to the extent permitted by law, any person who is a present or former director, officer or employee of any employer covered by the Plan to whom the Retirement Committee, which administers the Plan, or an employer has delegated any portion of its responsibilities under the Plan and each present or former Retirement Committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan or the investment of the trust fund, including all expenses reasonably incurred in the individual's defense, in the event that the employers fail to provide such defense.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling FCN pursuant to the foregoing provisions, FCN has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     This item is inapplicable.

Item 8.   Exhibits.
          --------

The Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

     This Registration Statement includes the following Exhibits:


   Exhibit
   Number                      Description of Exhibits
   ------                      -----------------------
   5           Opinion of Counsel to FCN as to legality of securities being issued

   23(a)       Consent of Arthur Andersen LLP

   23(b)       Consent of Counsel to FCN (included in Exhibit 5 hereof)

   23(c)       Consent of Washington, Pittman & McKeever

   24          Powers of Attorney

   99          Form of First Chicago NBD Corporation Savings and Investment Plan

   Item 9.     Undertakings.

   The undersigned Registrant hereby undertakes:

          (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 19th day of November, 1996.

                                    FIRST CHICAGO NBD CORPORATION

                                    By: /s/ M. Eileen Kennedy
                                        ---------------------
                                        M. Eileen Kennedy
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 1996.

         Signature              Title
         ---------              -----

/s/ Terence E. Adderley *
---------------------------
    Terence E. Adderley        Director

---------------------------
    James K. Baker             Director

/s/ John H. Bryan *
---------------------------
    John H. Bryan              Director

/s/ Siegfried Buschmann *
---------------------------
    Siegfried Buschmann        Director

/s/ James S. Crown *
---------------------------
    James S. Crown             Director

/s/ Maureen A. Fay, O.P. *
---------------------------
    Maureen A. Fay, O.P.       Director

/s/ Charles T. Fisher III *
---------------------------
    Charles T. Fisher III      Director

/s/ Donald V. Fites *
---------------------------
    Donald V. Fites            Director

/s/ Verne G. Istock *
---------------------------
    Verne G. Istock            Director and Principal Executive Officer

/s/ Thomas H. Jeffs II *
------------------------------
    Thomas H. Jeffs II          Director

/s/ Richard A. Manoogian *
------------------------------
    Richard A. Manoogian        Director

/s/ Scott P. Marks, Jr. *
------------------------------
    Scott P. Marks, Jr.         Director

/s/ William T. McCormick, Jr.*
------------------------------
    William T. McCormick, Jr.   Director

/s/ Earl L. Neal *
------------------------------
    Earl L. Neal                Director

/s/ James J. O'Connor *
------------------------------
    James J. O'Connor           Director

------------------------------
    Thomas E. Reilly, Jr.       Director

/s/ Patrick G. Ryan *
------------------------------
    Patrick G. Ryan             Director

/s/ Adele Simmons *
------------------------------
    Adele Simmons               Director

/s/ Richard L. Thomas *
------------------------------
    Richard L. Thomas           Director

/s/ David J. Vitale *
------------------------------
    David J. Vitale             Director

/s/ Robert A. Rosholt *
------------------------------
    Robert A. Rosholt           Principal Financial Officer

/s/ William J. Roberts *
------------------------------
    William J. Roberts          Principal Accounting Officer


--------------------------
* The undersigned, by signing her name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.


                            /s/ M. Eileen Kennedy
                            ------------------------------
                                M. Eileen Kennedy
                                Attorney-in-Fact

                                 EXHIBIT INDEX

  Exhibit
  Number                        Description of Exhibits
  ------                        -----------------------

   5 Opinion of Counsel to FCN as to legality of securities being issued

   23(a)       Consent of Arthur Andersen LLP

   23(b)       Consent of Counsel to FCN (included in Exhibit 5 hereof)

   23(c)       Consent of Washington, Pittman & McKeever

   24          Power of Attorney

   99          Form of First Chicago NBD Corporation Savings and Investment Plan